SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2003

THE BEAR STEARNS COMPANIES INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification Number)

383 Madison Avenue, New York, New York            10179
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:   (212) 272-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Filed herewith is a copy of The Bear Stearns Companies Inc. (the “Company”) Press Release, dated January 8, 2003, announcing its regular quarterly cash dividend on its outstanding shares of common stock and the approval by the Board of Directors of the Company of an amendment to its share repurchase program to allow the Company to purchase up to $1.0 billion in aggregate cost of common stock.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                          (a) Financial Statements of business acquired:

                                         Not applicable.

                          (b) Pro Forma financial information:

                                         Not applicable.

                          (c) Exhibit:

                                         (99) Press Release, dated January 8, 2003.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                    THE BEAR STEARNS COMPANIES INC.

By:	/s/ Marshall J Levinson Marshall J Levinson Controller (Principal Accounting Officer)

Dated: January 13, 2003

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.                               Description

(99)                                    Press Release, dated January 8, 2003

For Immediate Release

Contact:    Elizabeth Ventura (212) 272-9251
                   Kerri Kelly (212) 272-2529

THE BEAR STEARNS COMPANIES INC.
DECLARES COMMON STOCK CASH DIVIDEND;
AUTHORIZES $1.0 BILLION SHARE REPURCHASE PROGRAM

NEW YORK -January 8, 2003- The Bear Stearns Companies Inc. (NYSE: BSC) today announced its regular quarterly cash dividend on its outstanding shares of common stock.

        The Board of Directors declared a regular, quarterly cash dividend of 17 cents per share on the outstanding shares of common stock, payable January 31, 2003 to stockholders of record on January 17, 2003.

        Separately, the Board of Directors of the company approved an amendment to its share repurchase program to allow the company to purchase up to $1.0 billion in aggregate cost of common stock. The amendment supercedes the previous authorization and replenishes the total authorization to $1.0 billion. The company acquired approximately $580 million under the previous $1.2 billion repurchase program authorization. The share repurchase program will be utilized primarily to acquire shares of common stock in order to mitigate the dilutive effect of the company’s stock award plans. The purchases may be made periodically in 2003 or beyond in the open market or through privately negotiated transactions.

        Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $30.6 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company’s business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit the firm’s Web site at http://www.bearstearns.com.